Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in Registration Statement No. 33-91368 on Form S-8/S-3, and the Registration Statements filed on Form S-8 (File No. 33-91372, 333-28585, 333-81408, 333-114030 and 333-127107) of our reports dated March 30, 2007, with respect to the consolidated financial statements and schedules of RTW, Inc. included in this Annual Report (Form 10-K) for the year ended December 31, 2006.
Minneapolis, Minnesota
March 30, 2007